Orion Marine Group, Inc. Reports Third Quarter 2013 Results

Houston, Texas, October 31, 2013 -- Orion Marine Group, Inc. (NYSE: ORN) (the “Company”), a heavy civil marine contractor, today reported a net loss for the three months ended September 30, 2013, of $0.9 million ($0.03 diluted loss per share). These results compare to a net loss of $1.6 million ($0.06 diluted loss per share) for the same period a year ago.

"We are pleased with our solid level of backlog and bid opportunities as we head into 2014,” said Mike Pearson, Orion Marine Group's President and Chief Executive Officer. "As previously announced in our mid-period update, our third quarter results were impacted by some jobs, particularly those involving dredging service, shifting into future periods, along with an increase in certain job costs associated with differing site conditions, both of which should benefit 2014. Even with these impacts, our third quarter results once again reflect a year-over-year increase in revenue with EBITDA results that were in line with the prior period as we continue to demonstrate that we are on the right path. We have a strong backlog to liquidate next year and we continue to see a high level of demand for our services."

Financial highlights of the Company's third quarter 2013 include:

Third Quarter 2013

•	Third quarter 2013 contract revenue was $89.0 million, an increase of 18%, as compared with third quarter 2012 revenue of $75.4 million.

•	The Company self-performed approximately 85% of its work as measured by cost during the third quarter 2013, which compares to 84% in the prior year period.

•
Gross profit for the quarter was $5.6 million, which represents an increase of $0.7 million as compared with the third quarter of 2012. Gross profit margin for the quarter was 6.3%, which was lower than the prior year period of 6.5%. During the third quarter of 2013, gross profit margin declined as a result of the timing of certain jobs shifting to future periods.

•	Selling, General, and Administrative expenses for the third quarter 2013 were $8.0 million as compared to $7.2 million in the prior year period.

•	The Company's third quarter 2013 EBITDA was $3.1 million, representing a 3.5% EBITDA margin, which compares to third quarter 2012 EBITDA of $3.1 million, or a 4.1% EBITDA margin.

Backlog of work under contract as of September 30, 2013 was $216.5 million, which compares with backlog under contract at September 30, 2012 of $217.1 million. Additionally, the Company is currently the apparent low bidder on approximately $110 million of work.

The Company reminds investors that backlog can fluctuate from period to period due to the timing and execution of contracts. Given the typical duration of the Company's projects, which generally range from three to nine months, the Company's backlog at any point in time usually represents only a portion of the revenue it expects to realize during a twelve-month period. Backlog consists of projects under contract that have either (a) not been started, or (b) are in progress and not yet complete, and the Company cannot guarantee that the revenue projected in its backlog will be realized, or, if realized, will result in earnings.
Outlook
“Our outlook for 2014 and beyond continues to improve,” said Mr. Pearson. “Demand from the private sector continues to be strong and we expect this trend to continue for the foreseeable future. Activity by local port authorities also gives us additional reasons for optimism. While the temporary shutdown of the federal government this month was a disappointing development, we experienced little impact on our existing federal contracts. Although we are encouraged that an agreement was reached to end the shutdown, the temporary spending bill only extends federal funding into the first month of 2014 and will likely lead to further uncertainty as to the pace and frequency of lettings by the US Army Corps of Engineers until a longer term funding bill for the remainder of the government's fiscal year 2014 can be passed. Still, we are encouraged by the level of bid activity from non-federal government customers and remain optimistic that 2014 should be a profitable year.”

“We are pleased with the amount of work we won during the third quarter as well as the significant amount of work on which we are the apparent low bidder on," said Mark Stauffer, Executive Vice President and Chief Financial Officer. "During the third quarter we bid on approximately $400 million worth of opportunities and were successful on approximately $65 million. This represents a 16% win rate or a book-to-bill ratio of 0.73 times for the quarter.

Currently, we have over $227 million worth of bids outstanding, including approximately $110 million on which we are apparent low bidder. The current level of bid activity, coupled with encouraging long term end market drivers gives us optimism for the future. We continue to observe pockets of pricing improvement, but as we have mentioned in the past, this trend has not yet become widespread.

We believe we can see improved results in 2014 as the volume of work increases fleet utilization resulting in some improvement in gross margin. This should lead to positive results in 2014. However, until we see some improvement in federal spending, we anticipate the utilization of our dredging assets will continue to be choppy and therefore could limit the amount of gross margin improvement in 2014. That said, if federal spending picks up, we could see greater improvement in gross margin during 2014. Catalyst for increases in federal spending include completion of the Panama Canal expansion resulting in the need for deeper ports in the Gulf Coast and Southeast Atlantic regions, the continued siltation of the Gulf Intracoastal Waterway, which is limiting traffic, and the passage of the Water Resources Reform and Development Act of 2013. Regardless of federal spending, we expect to continue to see a healthy amount of bid opportunities from the private sector and non-federal customers primarily driven by energy related infrastructure improvements, the cruise industry, state coastal restoration efforts, and the development of port infrastructure as a result of the Panama Canal expansion. Overall, we are encouraged about the level of bid activity we see in front of us and we are excited about the year ahead.”

Conference Call Details

Orion Marine Group will conduct a telephone briefing to discuss its results for the third quarter 2013 at 10:00 a.m. Eastern Time/9:00 a.m. Central Time on Thursday, October 31, 2013. To listen to a live broadcast of this briefing, visit the Investor Relations section of the Company's website at www.orionmarinegroup.com. To participate in the call, please call the Orion Marine Group third Quarter 2013 Earnings Conference Call at 800-901-5241; participant code 51383804.

About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of heavy civil marine construction and specialty services on, over and under the water in the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada and the Caribbean Basin and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of marine waterways, channels and ports, environmental dredging, offshore construction, abandonment, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

EBITDA and EBITDA Margin

This press release includes the financial measures “EBITDA” and “EBITDA margin”. These measurements may be deemed “non-GAAP financial measures” under rules of the Securities and Exchange Commission, including Regulation G. The non-GAAP financial information may be determined or calculated differently by other companies. By reporting such non-GAAP financial information, the Company does not intend to give such information greater prominence than comparable and other GAAP financial information, which information is of equal or greater importance.

Orion Marine Group defines EBITDA as net income before net interest expense, income taxes, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA for the period by contract revenues for the period. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by contract revenues. EBITDA and EBITDA margin are used internally to evaluate current operating expense, operating efficiency, and operating profitability on a variable cost basis, by excluding the depreciation and amortization expenses, primarily related to capital expenditures and acquisitions, and net interest and tax expenses. Additionally, EBITDA and EBITDA margin provide useful information regarding the Company's ability to meet future debt repayment requirements and working capital requirements while providing an overall evaluation of the Company's financial condition. In addition, EBITDA is used internally for incentive compensation purposes. The Company includes EBITDA and EBITDA margin to provide transparency to investors as they are commonly used by investors and others in assessing performance. EBITDA and EBITDA margin have certain limitations as analytical tools and should not be used as a substitute for operating margin, net income, cash flows, or other data prepared in accordance with generally accepted accounting principles in the United States, or as a measure of the Company's profitability or liquidity.

A reconciliation of the Company's future EBITDA margin to the corresponding GAAP measure is not available as these are estimated goals for the performance of the overall operations over the planning period. These estimated goals are based on assumptions that may be affected by actual outcomes, including but not limited to the factors noted in the “forward looking statements” herein, in other releases, and in filings with the Securities and Exchange Commission.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release (including those under “Outlook” above), and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

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Orion Marine Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share information)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Contract revenues	88,992	75,386	248,131	193,408
Costs of contract revenues	83,381	70,493	228,859	191,560
Gross profit	5,611	4,893	19,272	1,848
Selling, general and administrative expenses	7,974	7,185	23,491	21,754
Loss from operations	(2,363)	(2,292)	(4,219)	(19,906)
Other income (expense)
Other Income	—	44	614	228
Interest income	—	4	13	23
Interest expense	(111)	(235)	(427)	(638)
Other (income) expense, net	(111)	(187)	200	(387)
Loss before income taxes	(2,474)	(2,479)	(4,019)	(20,293)
Income tax benefit	(1,500)	(885)	(2,161)	(6,941)
Net loss	(974)	(1,594)	(1,858)	(13,352)
Net loss attributable to noncontrolling interest	(31)	—	(56)	—
Net loss attributable to Orion common stockholders	$(943)	$(1,594)	$(1,802)	$(13,352)

Basic loss per share	$(0.03)	$(0.06)	$(0.07)	$(0.49)
Diluted loss per share	$(0.03)	$(0.06)	$(0.07)	$(0.49)
Shares used to compute loss per share
Basic	27,318,180	27,138,310	27,273,176	27,126,440
Diluted	27,318,180	27,138,310	27,273,176	27,126,440

Orion Marine Group, Inc. and Subsidiaries
EBITDA and EBITDA Margin Reconciliations
(In Thousands, except margin data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss........................................................	(974)	(1,594)	(1,858)	(13,352)
Income tax benefit......................................	(1,500)	(885)	(2,161)	(6,941)
Interest expense, net.....................................	111	231	414	615
Depreciation and amortization....................	5,459	5,347	16,187	$16,038
EBITDA .....................................................	$3,096	$3,099	$12,582	$(3,640)
Operating loss margin .................................	(2.7)%	(3.0)%	(1.5)%	(10.3)%
Impact of depreciation and amortization....	6.2%	7.1%	6.5%	8.3%
EBITDA margin..........................................	3.5%	4.1%	5.0%	(2.0)%

Orion Marine Group, Inc. and Subsidiaries
Supplementary Financial Information
(In Thousands)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$31,155	$43,084
Accounts receivable:
Trade, net of allowance of $0	44,154	45,072
Retainage	9,238	8,213
Other	529	1,712
Income taxes receivable	2,915	3,110
Note receivable	46	46
Inventory	5,458	4,354
Deferred tax asset	399	37
Costs and estimated earnings in excess of billings on uncompleted contracts	25,146	19,245
Asset held for sale	823	920
Prepaid expenses and other	1,010	2,857
Total current assets	120,873	128,650
Property and equipment, net	146,563	150,671
Accounts receivable, long-term	1,410	1,410
Inventory, non-current	915	915
Goodwill	34,817	34,817
Intangible assets, net of amortization	265	627
Other assets	217	225
Total assets	$305,060	$317,315
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt	$9,343	$12,621
Accounts payable:
Trade	24,369	28,744
Retainage	1,931	2,433
Accrued liabilities	10,960	12,456
Taxes payable	774	252
Billings in excess of costs and estimated earnings on uncompleted contracts	14,643	16,369
Total current liabilities	62,020	72,875
Other long-term liabilities	936	564
Deferred income taxes	16,216	18,496
Deferred revenue	103	146
Total liabilities	79,275	92,081
Commitments and contingencies
Stockholders’ equity:
Preferred stock -- $0.01 par value, 10,000,000 authorized, none issued	—	—
Common stock -- $0.01 par value, 50,000,000 authorized, 27,665,828 and 27,530,220 issued; 27,348,097 and 27,212,489 outstanding at September 30, 2013 and December 31, 2012, respectively	278	275
Treasury stock, 317,731 shares, at cost	(3,003)	(3,003)
Additional paid-in capital	163,346	160,973
Retained earnings	65,137	66,939
Equity attributable to common stockholders	225,758	225,184
Noncontrolling interest	27	50
Total stockholders’ equity	225,785	225,234
Total liabilities and stockholders’ equity	$305,060	$317,315

Orion Marine Group, Inc. and Subsidiaries

Supplementary Financial Information
(In Thousands)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities
Net loss	$(1,858)	$(13,352)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,187	$16,038
Deferred financing cost amortization	53	$158
Bad debt recoveries	(2)	$1
Deferred income taxes	(2,639)	$(4,152)
Stock-based compensation	1,636	$2,372
Gain on sale of property and equipment	(59)	$(156)
Change in operating assets and liabilities:
Accounts receivable	1,078	$(12,165)
Income tax receivable	195	$11,347
Inventory	(1,105)	$(197)
Note receivable	—	$5
Prepaid expenses and other	1,803	$668
Costs and estimated earnings in excess of billings on uncompleted contracts	(5,901)	$2,906
Accounts payable	(4,877)	$7,086
Accrued liabilities	(1,122)	$994
Income tax payable	519	$—
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,726)	$11,046
Deferred revenue	(43)	$(43)
Net cash provided by operating activities	2,139	22,556
Cash flows from investing activities:
Proceeds from sale of property and equipment	191	$349
Purchase of property and equipment	(11,751)	$(22,344)
Net cash used in investing activities	(11,560)	(21,995)
Cash flows from financing activities:
Borrowings from Credit Facility	—	13,000
Payments made on borrowings from Credit Facility	(3,278)	(2,489)
Contributions from non-controlling interest	33	—
Exercise of stock options	737	176
Increase in loan costs	—	(14)
Net cash (used in) provided by financing activities	(2,508)	10,673
Net change in cash and cash equivalents	(11,929)	11,234
Cash and cash equivalents at beginning of period	43,084	38,979
Cash and cash equivalents at end of period	$31,155	$50,213
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$393	$675
Taxes (net of refunds)	$(267)	$(14,138)

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Mark Stauffer, Executive Vice President & CFO
Chris DeAlmeida, Vice President, Accounting & Finance, 713-852-6506
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582